UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 29, 2017
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Crossman Ave., Suite 210, Sunnyvale, CA 94089
(Address of Principal Executive Offices) (Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Lease Agreement

On April 29, 2017, Support.com, Inc. (the “Company”) entered into a Standard Sublease with NantMobile, LLC (the “New Lease”) to lease approximately 6,283 square feet of office space located at 1200 Crossman Ave., Suite 210, Sunnyvale, CA , 94089 for the Company’s new corporate headquarters. The Company previously leased office space located at 900 Chesapeake Dr., Second Floor, Redwood City, CA 94063 pursuant to a Lease Agreement with HCP LS Redwood City, LLC, dated December 20, 2016 (the “Old Lease”) which expired pursuant to its terms.

The New Lease commenced on May 1, 2017 (“Commencement Date”) and will terminate on the last day of the calendar month following the date that is eleven (11) months after the Commencement Date (the “Lease Term”), unless terminated earlier. The New Lease provides for a monthly base rent of approximately $6,911.30 for the Lease Term.

The foregoing description of the material terms of the New Lease is qualified in its entirety by the full terms of the New Lease (which is attached hereto as Exhibits 10.1).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Standard Sublease between Support.com, Inc. and NantMobile, LLC dated April 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017

SUPPORT.COM, INC.

By:	/s/ Michelle Johnson
Name:	Michelle Johnson
Title:	VP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Standard Sublease between Support.com, Inc. and NantMobile, LLC dated April 29, 2017.